                                                           EXHIBIT NO. 99.10(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Post-Effective Amendment No. 52 to Registration Statement No. 2-50409 of MFS Series Trust IX of our reports dated June 18, 2004 appearing in the annual report to shareholders for the year ended April 30, 2004, of Inflation Adjusted Bond Fund, MFS Bond Fund, MFS Limited Maturity Fund, MFS Municipal Limited Maturity Fund, MFS Inflation-Adjusted Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Research Bond Fund and MFS Research Bond Fund J, each a series of MFS Series Trust IX, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP

Boston, Massachusetts
August 25, 2004